Exhibit 23.8

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Hancock Holding Company:

We consent to the incorporation by reference in this Registration Statement on Form S-4 (Amendment No. 1) of Hancock Holding Company of our report dated February 27, 2009, with respect to the consolidated statements of income, stockholders’ equity, and cash flows for the year ended December 31, 2008, which report appears in the December 31, 2010 annual report on Form 10-K of Hancock Holding Company.

/s/ KPMG LLP

Birmingham, Alabama

March 2, 2011